Registration No. 333-104494

As Filed with the Securities and Exchange Commission on February 3, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LNR PROPERTY CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE (State of Incorporation)	65-0777234 (I.R.S. Employer Identification No.)

1601 WASHINGTON AVENUE, SUITE 800
MIAMI BEACH, FLORIDA 33139
(Address of Principal Executive Offices) (ZipCode)

Jeffrey P. Krasnoff
LNR Property Corporation
1601 Washington Avenue, Suite 800
Miami Beach, Florida 33139
(Name And Address of Agent For Service)

Telephone number, including area code, of agent for service (305) 695-5500

Copies to:
David W. Bernstein, Esq.
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

DEREGISTRATION OF SECURITIES

        The Registration Statement on Form S-3 (Registration No. 333-104494) (the "Registration Statement") of LNR Property Corporation (the "Company"), a Delaware corporation, pertaining to the registration of common stock, preferred stock, depositary shares, debt securities, warrants and guarantees (the "Securities") of the Company, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on April 11, 2003.

        As a result of its merger with Riley Acquisition Sub Corp., a wholly owned subsidiary of LNR Property Holdings Ltd., the Company has terminated all offerings of its Securities pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the Securities of the Company which remain unsold at the termination of the offering, the Company hereby removes from registration all of the Securities of the Company registered under the Registration Statement which remain unsold as of the date this Post-Effective Amendment No. 1 is filed.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami Beach, State of Florida, on this 3rd day of February, 2005.

LNR PROPERTY CORPORATION
By:	/s/ JEFFREY P. KRASNOFF
	Name:	Jeffrey P. Krasnoff
	Title:	President

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